UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 12, 2017

Date of Report (Date of earliest event reported)

Caesars Entertainment Resort Properties, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-199393	46-3675913
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into Material Definitive Agreement.

On May 12, 2017, Caesars Entertainment Resort Properties, LLC (“CERP”), a subsidiary of Caesars Entertainment Corporation (“CEC”), entered into an Amendment No. 1 (the “Amendment”), by and among CERP, Caesars Entertainment Resort Properties Finance, Inc. (“CERP Finance”), the other loan parties party thereto, the lenders party thereto and Citicorp North America, Inc., as Administrative Agent (the “Administrative Agent”). The Amendment amends the First Lien Credit Agreement, dated as of October 11, 2013, among CERP, CERP Finance, the other loan parties party thereto, the lenders party thereto and the Administrative Agent (the “First Lien Credit Agreement”).

Among other things, the Amendment (a) reduces the interest rate margins applicable to approximately $211 million of CERP’s existing $270 million revolving credit facility (the “Revolving Facility”) to, at CERP’s option, the Eurocurrency Rate (as defined in the First Lien Credit Agreement) plus 3.50% in the case of Eurocurrency Loans (as defined in the First Lien Credit Agreement) or the ABR (as defined in the First Lien Credit Agreement) plus 2.50% in the case of ABR Loans (as defined in the First Lien Credit Agreement), with further reductions to the Eurocurrency Rate plus 3.25% or the ABR plus 2.25%, respectively, at such time as CERP’s Senior Secured Leverage Ratio (as defined in the First Lien Credit Agreement) is less than or equal to 3.75 to 1.0 and (b) reduces the interest rate margins applicable to CERP’s existing approximately $2.4 billion term loan facility to, at CERP’s option, the Eurocurrency Rate plus 3.50% in the case of Eurocurrency Loans or the ABR plus 2.50% in the case of ABR Loans. The portion of the Revolving Facility that was not repriced under the Amendment will remain in effect with the existing interest rate margins.

The representations, warranties and covenants contained in the Amendment were made only for purposes of the Amendment and as of the specific date (or dates) set forth therein, were solely for the benefit of the parties to the Amendment and are subject to certain limitations as agreed upon by the contracting parties. In addition, the representations, warranties and covenants contained in the Amendment may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries of the Amendment and should not rely on the representations, warranties and covenants contained therein, or any descriptions thereof, as characterizations of the actual state of facts or conditions of CERP. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Amendment, which subsequent developments may not be reflected in CERP’s public disclosure.

The description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Forward-Looking Statements

This filing includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts and by the use of words such as “will,” “may” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future economic conditions or performance. These forward-looking statements are based on current expectations and projections about future events.

You are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance and results of CERP may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factor, as well as other factors described from time to time in our reports filed with the SEC: CEC’s ability to meet a number of financial ratios and covenants in the First Lien Credit Agreement as amended by the Amendment.

You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date of this filing. CERP undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being filed herewith:

Exhibit No.	Description

10.1	Amendment No. 1, dated May 12, 2017, among Caesars Entertainment Resort Properties, LLC, Caesars Entertainment Resort Properties Finance, Inc., the other loan parties and lenders named therein and Citicorp North America, Inc., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT RESORT PROPERTIES, LLC

Date: May 12, 2017	By:	/S/ SCOTT E. WIEGAND
Name: Scott E. Wiegand
Title: Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1, dated May 12, 2017, among Caesars Entertainment Resort Properties, LLC, Caesars Entertainment Resort Properties Finance, Inc., the other loan parties and lenders named therein and Citicorp North America, Inc., as administrative agent.